EXHIBIT 21.1
                                                                    ------------

                   SUBSIDIARIES OF MONMOUTH COMMUNITY BANCORP

Name of Subsidiary                                    State of Incorporation
------------------                                    ----------------------

Monmouth Community Bank, National Association         New Jersey

MCBK Capital Trust I                                  Delaware

MCB Investment Company(1)                             New Jersey

--------
(1)   A wholly-owned subsidiary of Monmouth Community Bank, National
      Association.